NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS FIRST-QUARTER 2023 RESULTS
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AUSTIN, TX, May 15, 2023 - Stratus Properties Inc. (NASDAQ: STRS), a diversified real estate company with holdings, interests and operations in the Austin, Texas area and other select markets in Texas, today reported first-quarter 2023 results.
Highlights and Recent Developments:
•Net loss attributable to common stockholders totaled $5.8 million, or $0.71 per diluted share, in first-quarter 2023, compared to net income attributable to common stockholders of $2.3 million, or $0.27 per diluted share, in first-quarter 2022.
•Stratus’ total stockholders’ equity increased to $200.9 million at March 31, 2023, from $158.1 million at December 31, 2021, primarily as a result of the gain realized on Stratus’ sale of Block 21 in 2022.
•In first-quarter 2023, Stratus obtained third-party equity and debt financing for and commenced construction on Holden Hills, designed to feature 475 unique residences within the Barton Creek community in Austin, Texas. The Holden Hills limited partnership distributed and paid $35.8 million in cash to Stratus.
•In 2022, Stratus’ Board approved a share repurchase program, which authorizes repurchases of up to $10.0 million of Stratus’ common stock. Through May 10, 2023, Stratus has acquired 359,553 shares of its common stock for a total cost of $9.2 million at an average price of $25.64 per share.
•Stratus had $50.9 million of cash and cash equivalents at March 31, 2023 and no amounts drawn on its revolving credit facility.
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $(4.2) million in first-quarter 2023, compared to $2.4 million in first-quarter 2022. EBITDA does not reflect net income from discontinued operations, which was $0.4 million in 2022, related to Block 21. For a reconciliation of net (loss) income from continuing operations to EBITDA, see the supplemental schedule, “Reconciliation of Non-GAAP Measure EBITDA,” below.
•Stratus continues construction on The Saint June, a 182-unit luxury garden-style multi-family project within the Amarra development in Barton Creek. The first units are expected to be ready for occupancy in June 2023, and the project is expected to be completed in third-quarter 2023. Stratus also continues construction on The Saint George and on the last ten Amarra Villas homes.
•Stratus’ three stabilized mixed-use projects anchored or shadow-anchored by H-E-B grocery stores, Kingwood Place, Jones Crossing, and West Killeen Market, and its fourth stabilized mixed-use project Lantana Place, continue to perform well. At Magnolia Place, an H-E-B grocery shadow-anchored, mixed-use project in Magnolia, Texas, Stratus has signed leases for all the retail space in the first phase of development.
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William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “Our track record of strong execution continued in the first quarter during which we secured financing for and began construction on the unique and beautiful Holden Hills, the crown jewel of our more than 30 years of residential development in Barton Creek. In connection with the financing, the Holden Hills partnership distributed and paid $35.8 million in cash to Stratus in the first quarter. I am proud of our team’s hard work and ability to execute on our strategy while navigating the continued headwinds from rising inflation and interest rates. Supported by our strong liquidity position, we remain focused on completing our projects under development, controlling costs, continuing to source third-party equity capital and working to secure entitlements for our pipeline of future projects. Our team has the experience and dedication to see us through current economic conditions, and I believe our strong portfolio of projects in our Texas markets continues to position us well for the future.”

Summary Financial Results

	Three Months Ended March 31,
	2023	2022
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real estate operations	$2,493	$23
Leasing operations	3,309	3,080
Eliminations and other	—	(4)
Total consolidated revenue	$5,802	$3,099
Operating (loss) income
Real estate operations	$(2,021)	$(1,368)
Leasing operations [a]	1,142	6,056
Corporate, eliminations and other [b]	(4,714)	(3,167)
Total consolidated operating (loss) income	$(5,593)	$1,521
Net (loss) income from continuing operations	$(6,273)	$1,812
Net income from discontinued operations	$—	$375
Net (loss) income	$(6,273)	$2,187
Net loss attributable to noncontrolling interests in subsidiaries [c]	$472	$85
Net (loss) income attributable to common stockholders	$(5,801)	$2,272

Basic net (loss) income per share:
Continuing operations	$(0.71)	$0.23
Discontinued operations	—	0.05
	$(0.71)	$0.28
Diluted net (loss) income per share:
Continuing operations	$(0.71)	$0.23
Discontinued operations	—	0.04
	$(0.71)	$0.27

EBITDA	$(4,183)	$2,398

Capital expenditures and purchases and development of real estate properties	$19,033	$19,588

Weighted-average shares of common stock outstanding:
Basic	8,224	8,251
Diluted	8,224	8,355

a.The three months ended March 31, 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts. The increase in 2023 from 2022 is primarily the result of higher compensation costs for salary increases, estimated cash incentive awards for 2023, as well as restricted stock units (RSUs) granted in second-quarter 2022 in connection with the Profit Participation Incentive Plan (PPIP) payouts for Lantana Place and The Santal. Fees related to a new consulting arrangement in 2023 to help raise third-party equity capital and office rent, which was eliminated in consolidation prior to the sale of Block 21, also contributed to the increase.
c.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate.

Continuing Operations
The increase in revenue from the Real Estate Operations segment in first-quarter 2023, compared to first-quarter 2022, reflects the sale of one Amarra Villas home compared to no sales in first-quarter 2022.

The increase in revenue from the Leasing Operations segment in first-quarter 2023, compared to first-quarter 2022, primarily reflects revenue from Magnolia Place, which had no rental revenue in first-quarter 2022, and increased revenue at Kingwood Place.

Debt and Liquidity
At March 31, 2023, Stratus had $50.9 million in cash and cash equivalents, compared to $37.7 million at December 31, 2022. At March 31, 2023, consolidated debt totaled $128.3 million compared with consolidated debt of $122.8 million at December 31, 2022. In February 2023, a Stratus subsidiary entered into a three-year $26.1 million construction loan with Comerica Bank, guaranteed by Stratus, to finance the development of Phase I of Holden Hills. No amounts were drawn on this construction loan as of March 31, 2023.

As of March 31, 2023, Stratus had $42.7 million available under its revolving credit facility and no amount was borrowed. Letters of credit, totaling $11.0 million, have been issued under the revolving credit facility, and secure Stratus’ obligation to build certain roads and utilities facilities benefiting Holden Hills and Section N. In March 2023, we entered into an amendment to the revolving credit facility, which extended the maturity date to March 27, 2025 and increased the floor of the facility’s benchmark rate. As amended, advances under the revolving credit facility bear interest at the one-month Bloomberg Short-Term Bank Yield Index (BSBY) Rate (with a floor of 0.50 percent) plus 4.00 percent.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $19.0 million for 2023, primarily related to the development of Barton Creek properties (including The Saint June, Amarra Villas and Holden Hills) and The Saint George, compared with $19.6 million for 2022, primarily related to the development of The Saint June, Magnolia Place and Barton Creek properties, including Amarra Villas.

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CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the impact of inflation and interest rate changes, supply chain constraints and tightening bank credit, Stratus’ ability to meet its future debt service and other cash obligations, future cash flows and liquidity, Stratus’ expectations about the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, municipal utility district (MUD) reimbursements for infrastructure costs, regulatory matters, leasing activities, tax rates, future capital expenditures and financing plans, possible joint ventures, partnerships, or other strategic relationships, other plans and objectives of management for future operations and development projects, the impacts of any major public health crisis, and future cash returns to shareholders, including the timing and amount of repurchases under Stratus’ share repurchase program. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Comerica Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank’s prior written consent, which was obtained in connection with the special cash dividend and share repurchase program. Any future declaration of dividends or decision to repurchase Stratus’ common stock is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Comerica Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, including real estate taxes and the cost of building materials and labor, increases in inflation and interest rates, supply chain constraints, tightening bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax and business conditions, including as a result of the war in Ukraine, potential U.S. or local economic downturn or recession or failure of the U.S. Congress to raise the statutory debt limit, the availability and terms of financing for development projects and other corporate purposes, the failure of any bank in which Stratus deposits funds, any major public health crisis, Stratus’ ability to collect anticipated rental payments and close projected asset sales, loss of key personnel, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, eligibility for and potential receipt and timing of receipt of MUD reimbursements, industry risks, changes in buyer preferences, potential additional impairment charges, competition from other real estate developers, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, environmental and litigation risks, the failure to attract buyers or tenants for Stratus’ developments or such buyers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

This press release also includes EBITDA, which is not recognized under U.S. generally accepted accounting principles (GAAP). Stratus’ management believes this measure can be helpful to investors in evaluating its business because EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus' recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than GAAP measures. Other companies may calculate EBITDA differently. As required by SEC rules, a reconciliation of Stratus' net (loss) income from continuing operations to EBITDA is included in the supplemental schedule of this press release.

A copy of this release is available on Stratus’ website, stratusproperties.com.

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Real estate operations	$2,493	$19
Leasing operations	3,309	3,080
Total revenues	5,802	3,099
Cost of sales:
Real estate operations	4,487	1,366
Leasing operations	1,261	984
Depreciation and amortization	928	873
Total cost of sales	6,676	3,223
General and administrative expenses [a]	4,719	3,167
Gain on sale of assets [b]	—	(4,812)
Total	11,395	1,578
Operating (loss) income	(5,593)	1,521
Interest expense, net	—	(15)
Other income, net	485	6
(Loss) income before income taxes and equity in unconsolidated affiliate’s loss	(5,108)	1,512
(Provision for) benefit from income taxes	(1,162)	302
Equity in unconsolidated affiliate’s loss	(3)	(2)
Net (loss) income from continuing operations	(6,273)	1,812
Net income from discontinued operations	—	375
Net (loss) income and total comprehensive (loss) income	(6,273)	2,187
Total comprehensive loss attributable to noncontrolling interests [c]	472	85
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(5,801)	$2,272

Basic net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.71)	$0.23
Discontinued operations	—	0.05
	$(0.71)	$0.28

Diluted net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.71)	$0.23
Discontinued operations	—	0.04
	$(0.71)	$0.27

Weighted-average shares of common stock outstanding:
Basic	8,224	8,251
Diluted	8,224	8,355
a.The increase in first-quarter 2023 from first-quarter 2022 is primarily the result of higher compensation costs for salary increases, estimated cash incentive awards for 2023, as well as RSUs granted in second-quarter 2022 in connection with the PPIP payouts for Lantana Place and The Santal. Fees related to a new consulting arrangement in 2023 to help raise third-party equity capital and office rent, which was eliminated in consolidation prior to the sale of Block 21, also contributed to the increase.
b.The three months ended March 31, 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
c.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate.

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STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$50,895	$37,666
Restricted cash	8,889	8,043
Real estate held for sale	1,773	1,773
Real estate under development	246,819	239,278
Land available for development	48,858	39,855
Real estate held for investment, net	92,433	92,377
Lease right-of-use assets	11,981	10,631
Deferred tax assets	38	38
Other assets	18,033	15,479
Total assets	$479,719	$445,140

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$14,684	$15,244
Accrued liabilities, including taxes	5,929	7,049
Debt	128,336	122,765
Lease liabilities	16,382	14,848
Deferred gain	3,289	3,519
Other liabilities	5,874	9,642
Total liabilities	174,494	173,067

Commitments and contingencies

Equity:
Stockholders' equity:
Common stock	94	94
Capital in excess of par value of common stock	196,308	195,773
Retained earnings	35,651	41,452
Common stock held in treasury	(31,181)	(30,071)
Total stockholders' equity	200,872	207,248
Noncontrolling interests in subsidiaries	104,353	64,825
Total equity	305,225	272,073
Total liabilities and equity	$479,719	$445,140

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flow from operating activities:
Net (loss) income	$(6,273)	$2,187
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	928	873
Cost of real estate sold	2,010	—
Gain on sale of assets	—	(4,812)
Debt issuance cost amortization and stock-based compensation	713	515
Equity in unconsolidated affiliate’s loss	3	2
Deferred income taxes	—	1,167
Purchases and development of real estate properties	(9,027)	(4,864)
Increase in other assets	(2,945)	(5,559)
Decrease in accounts payable, accrued liabilities and other	(3,813)	(7,629)
Net cash used in operating activities	(18,404)	(18,120)

Cash flow from investing activities:
Capital expenditures	(10,006)	(14,724)
Payments on master lease obligations	(248)	(182)
Other	22	—
Net cash used in investing activities	(10,232)	(14,906)

Cash flow from financing activities:
Borrowings from revolving credit facility	—	10,000
Borrowings from project loans	11,618	5,111
Payments on project and term loans	(6,551)	(1,172)
Payment of dividends	(184)	—
Finance lease principal payments	(4)	—
Stock-based awards net payments	(216)	(452)
Purchases of treasury stock	(894)	—
Noncontrolling interests’ contributions	40,000	—
Financing costs	(1,058)	(17)
Net cash provided by financing activities	42,711	13,470
Net increase (decrease) in cash, cash equivalents and restricted cash	14,075	(19,556)
Cash, cash equivalents and restricted cash at beginning of year	45,709	70,139
Cash, cash equivalents and restricted cash at end of period	$59,784	$50,583

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

As a result of the sale of Block 21, Stratus has two operating segments: Real Estate Operations and Leasing Operations. Block 21, which encompassed Stratus’ Hotel and Entertainment segments, along with some leasing operations, is presented as discontinued operations.

The Real Estate Operations segment is comprised of Stratus’ real estate assets (developed for sale, under development and available for development), which consists of its properties in Austin, Texas (including the Barton Creek Community, which includes Section N, Holden Hills, Amarra multi-family and commercial land, Amarra Villas, The Saint June, Amarra Drive lots and other vacant land; the Circle C community; the Lantana community, which includes a portion of Lantana Place planned for a multi-family phase now known as The Saint Julia; The Saint George; and the land for The Annie B); in Lakeway, Texas, located in the greater Austin area (Lakeway); in College Station, Texas (land for future phases of retail and multi-family development and retail pad sites at Jones Crossing); and in Magnolia, Texas (land for a future phase of retail development and for future multi-family use and retail pad sites at Magnolia Place), Kingwood, Texas (a retail pad site) and New Caney, Texas (New Caney), each located in the greater Houston area.

The Leasing Operations segment is comprised of Stratus’ real estate assets held for investment that are leased or available for lease and includes retail space at West Killeen Market, Lantana Place, Kingwood Place and the completed portions of Jones Crossing and Magnolia Place and retail pad sites subject to ground leases at Lantana Place, Kingwood Place and Jones Crossing.

Stratus uses operating income or loss to measure the performance of each segment. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus’ operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.

Summarized financial information by segment for the three months ended March 31, 2023, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$2,493	$3,309	$—	$5,802
Cost of sales, excluding depreciation	(4,487)	(1,261)	—	(5,748)
Depreciation and amortization	(27)	(906)	5	(928)
General and administrative expenses	—	—	(4,719)	(4,719)
Operating (loss) income	$(2,021)	$1,142	$(4,714)	$(5,593)
Capital expenditures and purchases and development of real estate properties	$9,027	$10,006	$—	$19,033
Total assets at March 31, 2023 [c]	307,571	109,136	63,012	479,719
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Corporate, eliminations and other includes cash and cash equivalents of $57.0 million.

Summarized financial information by segment for the three months ended March 31, 2022, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$19	$3,080	$—	$3,099
Intersegment	4	—	(4)	—
Cost of sales, excluding depreciation	(1,366)	(984)	—	(2,350)
Depreciation and amortization	(25)	(852)	4	(873)
General and administrative expenses	—	—	(3,167)	(3,167)
Gain on sale of assets [c]	—	4,812	—	4,812
Operating (loss) income	$(1,368)	$6,056	$(3,167)	$1,521
Capital expenditures and purchases and development of real estate properties	$4,864	$14,542	$182	$19,588
Total assets at March 31, 2022 [d]	254,212	106,652	183,904	544,768
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Represents a pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
d.Corporate, eliminations and other includes $151.2 million of assets held for sale associated with discontinued operations at Block 21 and cash and cash equivalents of $15.8 million.

RECONCILIATION OF NON-GAAP MEASURE

EBITDA
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP (generally accepted accounting principles in the U.S.) financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies’ recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus’ presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net (loss) income from continuing operations determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus’ consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus’ net (loss) income from continuing operations to EBITDA follows (in thousands):

	Three Months Ended
	March 31,
	2023	2022
Net (loss) income from continuing operations [a]	$(6,273)	$1,812
Depreciation and amortization	928	873
Interest expense, net	—	15
Provision for (benefit from) income taxes	1,162	(302)
EBITDA [b]	$(4,183)	$2,398
a.For first-quarter 2022, includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.EBITDA does not reflect net income from discontinued operations, which was $0.4 million in first-quarter 2022, related to Block 21. The impact of accounting for the Block 21 sale as discontinued operations reduced EBITDA by $2.5 million in first-quarter 2022.

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